Confidential Treatment Requested
EXECUTION COPY
AMENDMENT AND WAIVER NO. 2 TO THE CREDIT AGREEMENT
Dated as of September 30, 2005
          AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment No. 2”) among The Kansas City Southern Railway Company, a Missouri corporation, (the “Borrower”), Kansas City Southern, a Delaware corporation (the “Parent”), the subsidiary guarantors listed on the signature page hereof (the “Subsidiary Guarantors”), the Lender Parties (as hereinafter defined) party hereto, The Bank of Nova Scotia (“BNS”), as collateral agent (the “Collateral Agent”) and BNS, as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).
PRELIMINARY STATEMENTS:
          (1) The Borrower, the Parent, the Subsidiary Guarantors, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lender Parties”), the Agents, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as syndication agent, BNS and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Harris N.A. (as successor by merger with Harris Trust and Savings Bank), as documentation agent, have entered into that certain Credit Agreement dated as of March 30, 2004 (as amended by Amendment No. 1 and as otherwise amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).
          (2) The Borrower has requested that the Revolving Credit Facility be increased in an amount equal to $25,000,000 in excess of the principal amount of the Revolving Credit Facility under the Credit Agreement prior to the effectiveness of this Amendment No. 2.
          (3) Each Person who executes and delivers this Amendment No. 2 as an additional Revolving Credit Lender (each, an “Additional Revolving Credit Lender”), will make a commitment on the Amendment No. 2 Effective Date (as hereinafter defined) in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I to the Credit Agreement, as amended as of the Amendment No. 2 Effective Date (as hereinafter defined) (the “Amended Schedule I”) (a copy of which has been delivered to the Borrower).
          (4) The Borrower has requested that the Lenders amend the Credit Agreement (a) to effect the changes described above and (b) to make other amendments set forth below.
KCS — Amendment No. 2
Portions of this document appearing on pages 5, 6, 8, 9, 10 and 12 and containing the symbol * * * indicate omitted information that has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (5) The Lenders and the Additional Revolving Credit Lenders (as defined in this Amendment No. 2) have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
          SECTION 1. Amendment of Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment No. 2, hereby amended as follows:
    (a) Section 1.01 of the Credit Agreement is hereby amended as follows:
    (i) By amending and restating the definition of “Amended Schedule I” in its entirety as follows:
    “Amended Schedule I” has the meaning specified in Amendment No. 2.”
    (ii) By amending and restating clause (a)(ii) of the definition of “Applicable Margin” in its entirety to read as follows:
    “(ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio, as set forth below:

		Eurodollar Rate
Leverage Ratio	Base Rate Advances	Advances	Commitment Fee
Level I
less than 3.25: 1.00	0.25%	1.25%	0.375%

Level II
3.25: 1.00 or greater, but less than or equal to 4.25: 1.00	0.50%	1.50%	0.375%

Level III
greater than 4.25: 1.00 but less than or equal to 5.25:1.00	0.75%	1.75%	0.50%

Level IV
greater than 5.25: 1.00	1.25%	2.25%	0.50%"
KCS — Amendment No. 2

    (iii) By amending and restating clause (b) of the definition of “Applicable Margin” in its entirety to read as follows:
“(b) in respect of the Term B1 Facility, 0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances.”
    (iv) By amending and restating the definition of “Initial Swing Line Bank” in its entirety as follows:
““Initial Swing Line Bank” means the bank listed on the signature page to Amendment No. 2 as the Initial Swing Line Bank.”
    (v) By amending and restating the definition of “Material Debt” in its entirety and inserting the following definition in its place:
“Material Debt” means (i) Debt (other than the Obligations hereunder) of the Parent or its Subsidiaries in an aggregate principal amount exceeding $20,000,000 or (ii) obligations in respect of any Hedge Agreement of the Parent or its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.”
    (vi) By amending and restating clause (b) of the definition of “Net Cash Proceeds” in its entirety and inserting the following definition in its place:
“(b) with respect to the incurrence or issuance of any Debt by the Parent or any of its Subsidiaries (other than Debt permitted pursuant to Section 5.02(b)(i), (ii), (iii) and (iv)), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i).”
    (vii) By appending a new clause (c) to the definition of “Net Cash Proceeds” as follows:
    “(c) with respect to the incurrence or issuance of any Debt by the Parent or any of its Subsidiaries pursuant to Section 5.02(b)(v), the sum of (i) the first $100,000,000 in cash and Cash Equivalents received in connection with such incurrence or issuance, (ii)
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any amount of such cash and Cash Equivalents received not used to prepay the then outstanding Revolving Credit Advances under the Revolving Credit Facility in accordance with Section 2.06(a) and (iii) any amount of such cash and Cash Equivalents received not used to repay that certain $35,000,000 note owed to Grupo TMM SA de CV in connection with the acquisition Grupo TFM SA de CV.”
    (viii) The proviso in the definition of “EBITDA” is hereby amended in its entirety as follows:
“; provided, however, that EBITDA shall exclude (i) non-cash charges not to exceed $26,000,000 in the aggregate for the periods ending, June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, including, without limitation, non-cash charges consisting of debt issuance costs, claims adjustments and accounting changes, (ii) without duplication of any applicable amounts pursuant to immediately preceding clause (i), non-cash charges not to exceed $5,000,000 in the aggregate per annum arising from debt issuance costs, claims adjustments and accounting changes, and (iii) expenses incurred in connection with the Grupo TFM Acquisition in an amount not to exceed $20,000,000.”
    (ix) The phrase “to the extent permitted pursuant to Section 5.02(m)” in clause (d)(i) of the definition of “Excess Cash Flow” is deleted in its entirety.
    (x) By amending and restating the definition of “Prepayment Date” in its entirety and inserting the following definition in its place:
““Prepayment Date” means with respect to any cash receipts from a transaction described in clause (a) or (b) of the definition of “Net Cash Proceeds”, (x) other than in the case of the incurrence or issuance of Debt pursuant to Section 5.02(b)(v), the third Business Day, and (y) in the case of the incurrence or issuance of Debt pursuant to Section 5.02(b)(v), the 105th day, in each case, following the date of the receipt of such Net Cash Proceeds by the Parent or any of its Subsidiaries or, if any cash receipts from a transaction described in clause (a) of the definition of “Net Cash Proceeds” are not deemed to be Net Cash Proceeds pursuant to the penultimate proviso of such clause and are not reinvested in the business of the Borrower and its Subsidiaries within 360 days after the date of receipt thereof, the date which is 360 days following the date of receipt of such cash receipts.”
    (xi) By amending and restating the definition of “Revolving Credit Commitment” in its entirety and inserting the following definition in its place:
“ Revolving Credit Commitment” means, collectively, (a) with respect to each Revolving Credit Lender, the amount set forth opposite such
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Lender’s name on Amended Schedule I under the caption “Total Revolving Credit Commitment” and (b) if any such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), in each case, as such Lender’s “Total Revolving Credit Commitment”, may be reduced at or prior to such time pursuant to Section 2.05.”
    (xii) By amending and restating the definition of “Senior Secured Debt” in its entirety as follows:
““Senior Secured Debt” means any Debt that is pari passu with the Debt under the Loan Documents and secured on a first priority basis; provided that, all Debt incurred to purchase newly-acquired equipment to the extent such newly-acquired equipment is subject to a Sale and Leaseback Transaction shall not constitute “Debt” for the purposes of this definition if such transaction is consummated on or prior to the 105th day of the acquisition of such newly-acquired equipment subject to such Sale and Leaseback Transaction.”
    (xiii) By inserting the phrase * * * (except that, for purposes of (x) Section 5.02(o) and (y) in the calculation of EBITDA (to the extent attributable to the Borrower based on the Borrower’s pro rata share of the outstanding Equity Interests of * * *
    (xiv) By inserting the following new definitions therein in the appropriate alphabetical order:
“Additional Revolving Credit Commitment” means, with respect to an Additional Revolving Credit Lender, the commitment of such Additional Revolving Credit Lender to make Revolving Credit Advances in an amount in US Dollars set forth next to the name of such Additional Revolving Credit Lender on Amended Schedule I thereto under the caption “Additional Revolving Credit Commitment”. The aggregate amount of the Additional Revolving Credit Commitments shall be equal to $25,000,000.
“Additional Revolving Credit Lender” means a Person with an Additional Revolving Credit Commitment to make Revolving Credit Advances to the Borrower, it being understood that an Additional Revolving Credit Lender may be an Original Revolving Credit Lender.
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“Amendment No. 2” means the Amendment No. 2 to the Credit Agreement, dated as of September 30, 2005, among the Borrower, the Agents and the Lenders party thereto.
“Amendment No. 2 Effective Date” means September 30, 2005.
“Commitment Fee” has the meaning specified in Section 2.08(a).
* * *
* * *
“Non-Consenting Lender” means, in the event that the Required Lenders have agreed to any consent, waiver or amendment pursuant to Section 9.01 that requires the consent of one or more Lenders in addition to the Required Lenders, any Lender who is entitled to agree to such consent, waiver or amendment but who does not so agree.
“Non-Core Business Subsidiary” means any single domestic Subsidiary of the Borrower and any of such Subsidiary’s respective Subsidiaries conducting business of a nature distinct from that of the Loan Parties.
“Original Revolving Credit Advance” means a “Revolving Credit Advance” as defined in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 2 Effective Date.
“Original Revolving Credit Lender” means a “Revolving Credit Lender” as defined in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 2 Effective Date.”
“Original Revolving Credit Commitment” means for each Original Revolving Credit Lender executing Amendment No. 2 the outstanding principal amount of its Original Revolving Credit Advances, immediately prior to the effectiveness of Amendment No. 2.
    (b) Section 2.01(b) of the Credit Agreement is hereby amended by deleting “$5,000,000” in the seventh line thereof and replacing it with “$2,000,000”.
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    (c) Section 2.02(a) of the Credit Agreement is hereby amended by (i) deleting “11:00 A.M.” in the second line thereof and replacing it with “1:00 P.M.” and (ii) deleting “10:00 A.M.” in the fourth line thereof and replacing it with “12:00 P.M.”.
    (d) Section 2.02 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (g) as follows:
“(g) On the Amendment No. 2 Effective Date, (i) in connection with any Revolver Credit Borrowing on such date, the Additional Revolving Credit Lender shall make an Advance in respect of such Revolving Credit Borrowing (up to the maximum amount thereof) or (ii) in any other case, the Additional Revolving Credit Lender and the Original Revolving Credit Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, in each case, such as to cause each Revolving Credit Lender to hold its Pro Rata Share of all Revolving Credit Advances after giving effect to such Revolving Credit Borrowing; it being understood that any reallocation made pursuant to this subsection (g) of this Section 2.02 among the Revolving Credit Lenders shall be made so as to minimize the expenses to the Borrower pursuant to Section 9.04(c) hereof in connection with such reallocation.”
    (e) Section 2.06(a) of the Credit Agreement is hereby amended by deleting “$5,000,000” in the eighth line thereof and replacing it with “$2,000,000”.
    (f) Section 2.08(a) of the Credit Agreement is hereby amended as follows:
“(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee (the “Commitment Fee”), from the Effective Date in the case of each Initial Lender, from the Amendment No. 2 Effective Date in the case of each Additional Revolving Credit Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2004, and on the Termination Date, equal to the Applicable Margin times the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that any Commitment Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.”
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    (g) Section 5.01 is hereby amended by adding a new subsection (p) to the end thereof:
“(p) Maintenance of Separate Existence. * * * to (i) maintain its funds in accounts which are separate and distinct from any account maintained by any Loan Party or any of its Subsidiaries, (ii) maintain its own business and financial records, (iii) act pursuant to corporate resolutions or similar authority granted in accordance with the * * * and with procedures required by any other organizational document of the * * * , (iv) document and record in its financial records each transaction between * * * on the one hand, and any Loan Party or any of its Subsidiaries, on the other hand, in accordance with business practices commonly employed by enterprises similar to * * * with respect to transactions with non-Affiliates, (v) conduct its business with third parties in the name of * * * capitalization adequate (in the reasonable determination of the Parent) to meet its reasonably anticipated business needs.”
    (h) Clause (i)(I) of Section 5.02(b) of the Credit Agreement is hereby renumbered as clause (J) and a new clause (I) is inserted after clause (H) as follows:
“(I) Debt incurred to finance newly-acquired equipment in contemplation of a Sale and Leaseback Transaction within 105 days following the incurrence thereof pursuant to Section 5.02(h)(iii), to the extent the conditions set forth therein are satisfied;”
    (i) The word “and” is deleted at the end of clause (iii) of Section 5.02(b) of the Credit Agreement, the “.” is deleted at the end of clause (iv) of Section 5.02(b) of the Credit Agreement and replaced with the word “and”, and a new clause (v) is appended to Section 5.02(b) as follows:
“(v) Debt owed by the Parent, the Borrower, or any Subsidiary of the Parent to * * * which Debt shall not exceed an aggregate amount equal to * * * be unsecured and on terms and conditions acceptable to the Administrative Agent, including, without limitation, (A) subordination terms and (B) compliance with Section 5.02(o) hereof;”
    (j) Section 5.02(c) of the Credit Agreement is hereby amended in its entirety as follows:
“(c) Change in Nature of Business. Make, or permit any of their Subsidiaries (other than, with respect to the Borrower, a Non-Core Business Subsidiary) to make, any material change in the nature of its business as carried on at the date hereof.”
KCS — Amendment No. 2

    (k) The word “and” is deleted at the end of clause (iv) of Section 5.02(e) of the Credit Agreement, the “.” is deleted at the end of clause (v) of Section 5.02(e) of the Credit Agreement and replaced with the “; and”, and a new clause (vi) is appended to Section 5.02(e) as follows:
“(vi) * * *
    (l) Clause (i) of Section 5.02(f) of the Credit Agreement is hereby amended in its entirety as follows:
“(i) Investments by Parent, the Borrower and their Subsidiaries in Loan Parties; provided that, with respect to the Borrower, all such Investments in a Non-Core Business Subsidiary shall not exceed an aggregate principal amount equal to $15,000,000 at any time outstanding, including, with respect to any assets comprising such Investment, the fair market value thereof;”
    (m) Section 5.02(h)(i), (ii) and (iii) of the Credit Agreement are hereby amended in their entirety as follows:
“(i) Sale and Leaseback Transactions involving locomotives, rolling stock or other equipment with Southern Capital Corporation, LLC;
(ii) Sale and Leaseback Transactions permitted by clauses (viii) and (x) of Section 5.02(f); and
(iii) any other Sale and Leaseback Transaction if (i) at the time of such Sale and Leaseback Transaction no Default shall have occurred and be continuing, (ii) the proceeds from the sale of the subject property shall be at least equal to its fair market value on the date of such sale, and (iii) the sum of (A) the aggregate principal amount of the outstanding Debt of Parent and its Subsidiaries secured by Liens permitted by clause (viii) of Section 5.02(a) and (B) the Attributable Debt in connection with all Sale and Leaseback Transactions of Parent and its Subsidiaries permitted by this Section 5.02(h)(iii) does not at any time exceed 10% of Consolidated Net Worth; provided that any Sale and Leaseback Transaction permitted pursuant to this Section 5.02(h)(iii) shall be deemed not to include any Attributable Debt for the purposes hereof to the extent that such Sale and Leaseback Transaction is consummated with respect to such newly-acquired equipment.”
    (n) Section 5.02(m) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
KCS — Amendment No. 2

“[Intentionally omitted.]”
    (o) Clause (xiii) of Section 5.02(f) is renumbered as clause (xiv) and restated as follows:
“(xiv) Investments not expressly permitted by clauses (i) through (xiii); provided that the aggregate amount of all such Investments shall not at any time exceed $10,000,000.”
    (p) A new clause (xiii) is added to Section 5.02(f) as follows:
“(xiii) * * *
    (q) The following proviso is appended to Section 5.04 of the Credit Agreement:
“provided that, with respect to clause (a) and (b) of this Section 5.04, for purposes of the calculation of the Leverage Ratio and the Interest Coverage Ratio, respectively, all Debt incurred to purchase newly-acquired equipment to the extent such newly-acquired equipment is subject to a Sale and Leaseback Transaction shall not constitute “Debt” for the purposes of this Section 5.04 if such transaction is consummated on or prior to the 105th day of the acquisition of such newly-acquired equipment subject to such Sale and Leaseback Transaction.”
    (r) Section 9.15 is appended to Article IX of the Credit Agreement as follows:
“Section 9.15 Non-Consenting Lenders. If at any time, any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole cost and expense, on prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.07 all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that such Non-Consenting Lender shall be entitled to receive the full outstanding principal amount of Advances so assigned, together with accrued interest and fees payable in respect of such Advances as of the date of such assignment.”
          SECTION 2. Conditions to Effectiveness. (a) Except with respect to Section 1(a)(ii) and Section 1(a)(iii) of this Amendment No. 2 with respect to which subsections (b) and (c) below, respectively, shall apply, this Amendment No. 2 and the amendments contained herein shall become effective as of the date hereof (the “Amendment No. 2 Effective
KCS — Amendment No. 2

Date”) when each of the conditions set forth in this Section 2 to this Amendment No. 2 shall have been fulfilled to the satisfaction of the Administrative Agent:
    (i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 2, duly executed and delivered on behalf of each of the (a) Loan Parties, (b) the Required Lenders, and (c) one or more Additional Revolving Credit Lenders providing Additional Revolving Credit Advances in an amount equal to $25,000,000 or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment No. 2.
    (ii) Payment of Fees and Expenses. The Borrower shall have paid all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment No. 2 and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.
    (iii) Evidence of Debt. Each Additional Revolving Credit Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit A-1 to the Credit Agreement, evidencing the Revolving Credit Commitment of such Lender.
    (iv) Interest, Etc. The Borrower shall have paid to all the Original Revolving Credit Lenders all accrued and unpaid interest on the Original Revolving Credit Advances to the Amendment No. 2 Effective Date, plus any loss or expense pursuant to Section 9.04(c) of the Credit Agreement.
    (v) Certificates. The Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each of the Loan Parties certifying (A) the names and true signatures of the officers of each of the Loan Parties authorized to sign this Amendment No. 2 and the other documents to be delivered hereunder and (B) the resolutions of the Board of Directors of the Loan Parties evidencing approval for this Amendment No. 2 and (ii) a certificate of an officer of each of the Loan Parties certifying (A) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by each of the Loan Parties of this Amendment No. 2, (B) the representations and warranties contained in Section 5 of this Amendment No. 2 are true and correct and (C) no event has occurred and is continuing that constitutes a Default.
    (vi) Additional Collateral Documents. All necessary modifications or confirmations to the Collateral Documents in effect on the Amendment No. 2 Effective Date shall have been duly executed and delivered so as to ensure the continued effectiveness of the security interests created thereby, as reasonably determined by the Administrative Agent and its counsel, and the Administrative Agent shall have received evidence that all such other action (including, without limitation, (A) title searches with
KCS — Amendment No. 2

respect to any real property of any Loan Party that is subject to a Mortgage and payment of all expenses incurred in connection therewith and (B) payment of all recording fees, if any, in connection with the transactions contemplated by this Amendment No. 2) as shall be necessary or desirable to record, perfect or protect the security interests of the Secured Parties shall have been taken (it being understood that, with respect to any such action which has not been taken prior to the Amendment No. 2 Effective Date, the Borrower may, in the reasonable discretion of the Administrative Agent, be granted an additional period to take such action not to exceed thirty (30) days (which may be extended in the sole discretion of the Administrative Agent) after the Amendment No. 2 Effective Date).
    (vii) Legal Details, Etc. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and Shearman & Sterling LLP as counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment No. 2 shall be reasonably satisfactory to the Administrative Agent and its counsel.
    (viii) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Agreement.
    (b) Section 1(a)(ii) hereof shall become effective as of the Amendment No. 2 Effective Date when, in addition to the fulfillment to the satisfaction of the Administrative Agent of each of the conditions set forth in Section 2(a) hereof, the Revolving Credit Lenders shall consent thereto.
    (c) Section 1(a)(iii) hereof shall become effective as of the Amendment No. 2 Effective Date when, in addition to the fulfillment to the satisfaction of the Administrative Agent of each of the conditions set forth in Section 2(a) hereof, the Term B1 Lenders shall consent thereto.
          SECTION 3. * * * On and after the Amendment No. 2 Effective Date, the Required Lenders consent to, and thereby instruct the Collateral Agent to, execute and deliver, at the Grantor’s expense, such documents as such Grantor shall reasonably request * * *
          SECTION 4. Recalculation of Pro Rata Share; Participations in Letters of Credit. On the Amendment No. 2 Effective Date and after giving effect to the Additional Revolving Credit Commitments of each Additional Revolving Credit Lender, the Administrative Agent shall recalculate the Pro Rata Share of each Revolving Credit Lender. Pursuant to Section 2.03(c) of the Credit Agreement, each Additional Revolving Credit Lender shall be deemed, without further action by any party hereto or to the Credit Agreement, to have purchased from the Issuing Bank, a participation in each Letter of Credit outstanding on the Amendment No. 2 Effective Date in an amount for each Additional Revolving Credit Lender
KCS — Amendment No. 2

equal to such Lender’s Pro Rata Share of the Available Amount of such Letter(s) of Credit, effective on the Amendment No. 2 Effective Date.
          SECTION 5. Confirmation of Representations and Warranties. Each of the Loan Parties hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 2, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.
          SECTION 6. Affirmation of Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 2, the obligations of such Subsidiary Guarantor contained in Article VIII of the Credit Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment No. 2, each reference in Article VIII of the Credit Agreement and in each of the other Loan Documents to “the Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified by this Amendment No. 2. Without limiting the generality of the foregoing, the Collateral Documents to which such Subsidiary Guarantor is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Secured Obligations (in each case, as defined therein).
          SECTION 7. Additional Revolving Credit Advances. Upon the Amendment No. 2 Effective Date, the Additional Revolving Credit Advances shall have the same terms, rights and obligations as the Original Revolving Credit Advances as set forth in the Loan Documents.
          SECTION 8. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment No. 2, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment No. 2.
    (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 2, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 2.
KCS — Amendment No. 2

    (c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          SECTION 9. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier or electronic mail in “Portable Document Format” (PDF) shall be effective as delivery of an original executed counterpart of this Amendment No. 2.
          SECTION 10. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.
          SECTION 11. Entire Agreement; Modification. This Amendment No. 2 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.
[Signatures follow.]
KCS — Amendment No. 2

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY
By:	/s/ Paul J. Weyandt
Title: Senior Vice President-Finance &
Treasurer

KANSAS CITY SOUTHERN
By:	/s/ Paul J. Weyandt
Title: Senior Vice President-Finance &
Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC.
By:	/s/ Ronald G. Russ
Title: Vice President & Treasurer

TRANS-SERVE, INC.
By:	/s/ Ronald G. Russ
Title: Vice President & Treasurer

VEALS, INC.
By:	/s/ Ronald G. Russ
Title: Vice President & Treasurer

SIS BULK HOLDING, INC.
By:	/s/ Ronald G. Russ
Title: Vice President & Treasurer

PABTEX GP, LLC
By:	/s/ Paul J. Weyandt
Title: Authorized Representative

KCS — Amendment No. 2

PABTEX, L.P.
By:	/s/ Paul J. Weyandt
Title: Authorized Representative

GATEWAY EASTERN RAILROAD COMPANY
By:	/s/ Paul J. Weyandt
Title: Vice President & Treasurer

SCC HOLDINGS, LLC
By:	/s/ Paul J. Weyandt
Title: Authorized Representative

SOUTHERN DEVELOPMENT COMPANY
By:	/s/ Ronald G. Russ
Title: Southern Development Company

THE KANSAS CITY NORTHERN RAILWAY COMPANY
By:	/s/ Ronald G. Russ
Title: Vice President & Chief Financial
Officer

KCS — Amendment No. 2

THE BANK OF NOVA SCOTIA, as Administrative Agent
By:	/s/ N. Bell
Title:

THE BANK OF NOVA SCOTIA, as Collateral Agent
By:	/s/ N. Bell
Title:

THE BANK OF NOVA SCOTIA as Swing Line Bank
By:	/s/ N. Bell
Title:

KCS — Amendment No. 2